                                                                    EXHIBIT 23.1

                                                                   July 18, 1995

Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Charlotte, North Carolina 28211

     Re: Registration Statement on Form S-8 filed on July 18, 1995 with respect to the Offering of 300,000 Additional Shares of Common Stock Pursuant to the Piedmont Natural Gas Company Employee Stock Purchase Plan
         -----------------------------------------------------------------------

To the Company:

     The undersigned attorney has acted as counsel to Piedmont Natural Gas Company, Inc. (the "Company"), in connection with the registration by the Company of 300,000 additional shares of Common Stock (the "Securities") for the Company's Employee Stock Purchase Plan (the "Plan") as set forth in the Registration Statement on Form S-8 (the "Registration Statement") which is being filed on the date hereof with the Securities and Exchange Commission ("SEC") by the Company pursuant to the Securities Act of 1933, as amended. The Securities are to be issued pursuant to the terms and conditions of the Plan.

     The undersigned is generally familiar with the corporate proceedings and actions undertaken by the Company in connection with the proposed offering of the Securities, and the undersigned has examined such of the Company's corporate records and other documents as are deemed necessary to form a basis for the opinion hereinafter expressed.

     In the opinion of the undersigned, when the actions hereinbelow set forth shall be taken, the Securities will have been duly and legally authorized and issued, and will be fully paid and nonassessable: (1) the Registration Statement shall have been filed with the SEC and shall have become effective; and (2) the Securities shall have been appropriately issued and delivered to the agent under the Plan for purchasers thereof and the consideration therefor shall have been received by the Company.

     The undersigned hereby consents to the use of this opinion as an exhibit to the Registration Statement and in the Prospectus as the attorney who passed upon the legality of the Securities and to the filing of a copy of this opinion as
Exhibit 23.1 to the Registration Statement. By giving the foregoing consent, the undersigned does not admit that he is within the category of persons required to give consents pursuant to Section 7 of the Securities Act of 1933, as amended.

                                   Sincerely,

                                   By:   /s/  MARTIN C. RUEGSEGGER

                                     ------------------------------------
                                             Martin C. Ruegsegger
                                     Corporate Counsel and Corporate Secretary
                                     Piedmont Natural Gas Company, Inc.
                                     1915 Rexford Road
                                     Charlotte, North Carolina 28211
                                     704-364-3120